UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 15, 2007

J. L. Halsey Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

103 Foulk Road, Suite 205Q
Wilmington, DE	19803
(Address of principal	(Zip code)
executive offices)

Registrant’s telephone number, including area code: (302) 691-6189

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 15, 2007, following extensive discussions with the Company’s management and the Company’s independent accountant firm, the Company’s Audit Committee concluded that the Company should restate previously-issued financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2006, December 31, 2006 and March 31, 2007. The financial statements for these periods should, therefore, no longer be relied upon.

The restated financial statements for the periods referenced above will include changes to reflect applicable accounting guidance relating to the calculation, as a non-cash interest expense, of the intrinsic value of beneficial conversion feature of the $10 million promissory note issued by the Company to LDN Stuyvie Partnership on August 16, 2006.  LDN Stuyvie Partnership is the Company’s largest stockholder and is controlled by the Chairman of the Company’s Board of Directors, William T. Comfort, III.

The Company’s Audit Committee has discussed with the Company’s independent accounting firm the contents of this Report.  The Company will file, as soon as practicable, amendments to the applicable Quarterly Reports on Form 10-Q, as well as amendments to the Forms 8-K in which the Company furnished its earnings to the SEC for the relevant periods.   The Company believes that these filings will have no impact on the timeliness of its Annual Report on Form 10-K for the Company’s fiscal year ended June 30, 2007, which is due by September 28, 2007.

On September 17, 2007, the Company issued a press release regarding the restatements. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Exhibit Title

99.1	Press Release, dated September 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. L. HALSEY CORPORATION

By:	/s/ Luis Rivera
Name:	Luis A. Rivera
Title:	Chief Executive Officer

Date:       September 17, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press Release, dated September 17, 2007.